Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
2025 FOURTH QUARTER AND ANNUAL RESULTS
Fourth Quarter 2025 Net Investment Income of $0.28 Per Share
Fourth Quarter 2025 Adjusted Net Investment Income(1) of $0.34 Per Share
Fourth Quarter 2025 Adjusted Net Investment Income Before Taxes(2) of $0.37 Per Share
Net Asset Value of $15.85 Per Share
HOUSTON, February 26, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the “Fund”) is
pleased to announce its financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Net investment income (“NII”) of $13.1 million, or $0.28 per share, including the impact of the capital gains incentive fee(3) of $2.8 million, or $0.06 per share, and excise tax and NII related income taxes of $1.3 million, or $0.03 per share
•NII excluding the impact of the capital gains incentive fee,(3) or adjusted net investment income (“ANII”),(1)
of $15.9 million, or $0.34 per share
•ANII excluding the impact of excise tax and NII related income taxes, or ANII before taxes,(2) of $17.2 million, or $0.37 per share
•Total investment income of $34.9 million
•Net increase in net assets resulting from operations of $30.0 million, or $0.64 per share
•Return on equity(4) of 16.3% on an annualized basis
•Net asset value of $15.85 per share as of December 31, 2025, representing an increase of $0.31 per share, or
2.0%, compared to $15.54 per share as of September 30, 2025
•Declared a regular quarterly dividend of $0.35 per share and a supplemental dividend of $0.01 per share, both payable in the first quarter of 2026, resulting in total dividends declared in the fourth quarter of 2025 of
$0.36 per share
•Completed $100.9 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $57.1 million in the total cost basis of the private loan investment portfolio
•Completed $23.0 million in total lower middle market (“LMM”) portfolio follow-on investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $14.9 million in the total cost basis of the LMM investment portfolio

Full Year 2025 Highlights
•NII of $61.8 million, or $1.33 per share, including the impact of the capital gains incentive fee(3) of $2.8 million, or $0.06 per share, and excise tax and NII related income taxes of $3.8 million, or $0.08 per share
•NII excluding the impact of the capital gains incentive fee,(3) or ANII,(1) of $64.5 million, or $1.39 per share
•ANII excluding the impact of excise tax and NII related income taxes, or ANII before taxes,(2) of $68.3 million, or $1.47 per share
•Total investment income of $139.2 million
•Net increase in net assets resulting from operations of $88.7 million, or $1.91 per share
•Return on equity(4) of 12.5%
•Net asset value of $15.85 per share as of December 31, 2025, representing an increase of $0.32 per share, or
2.1%, compared to $15.53 per share as of December 31, 2024
•Declared regular quarterly dividends totaling $1.40 per share and supplemental dividends totaling $0.04 per share, resulting in total dividends declared of $1.44 per share
•Completed $357.1 million in total private loan portfolio investments, which after aggregate repayments and sales of debt investments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $109.6 million in the total cost basis of the private loan investment portfolio
•Completed $53.5 million in total LMM portfolio follow-on investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $27.1 million in the total cost basis of the LMM investment portfolio
•Further diversified the Fund’s capital structure and enhanced its liquidity position by (i) amending the
Corporate Facility to increase total commitments to $245.0 million (from $165.0 million), increase the accordion feature to up to a total of $300.0 million and expand and diversify the lender group to seven participants and (ii) amending the SPV Facility to decrease the interest rate to the applicable Secured
Overnight Financing Rate (“SOFR”) plus 2.20% (from 3.00%), extend the revolving period through February
2029 and extend the final maturity date to February 2030, with the Corporate Facility and SPV Facility each defined in the Liquidity and Capital Resources section below
•Entered into an amended advisory agreement effective upon the listing of the Fund’s common stock on the
New York Stock Exchange (“NYSE”) in January 2025 (the “MSC Income Listing”) to, among other things,
(i) reduce the annual base management fee payable by the Fund to 1.5% of its average total assets (with additional future contractual reductions based upon changes to the composition of the Fund’s investment portfolio), (ii) reduce to 17.5% the subordinated incentive fee on income payable by the Fund, subject to a
50% / 50% catch-up feature, (iii) reduce to 17.5% and reset the incentive fee on cumulative net realized capital gains payable by the Fund and (iv) establish a cap on the amount of expenses payable by the Fund relating to certain internal administrative services, which varies based on the value of the Fund’s total assets
In commenting on the Fund’s operating results for the fourth quarter and full year of 2025, Dwayne L. Hyzak,
MSC Income’s Chief Executive Officer, stated, “We are very pleased with the Fund’s performance in the fourth quarter, which resulted in an annualized return on equity of 16.3%, favorable adjusted net investment income per share and a significant net increase in the fair value of the Fund’s investments, including the benefits of net realized gains in both the Fund’s private loan and lower middle market investments, which resulted in a significant increase in net asset value per share. The Fund also produced favorable investment activity in the fourth quarter which generated meaningful growth of the Fund’s investment portfolio.”
Mr. Hyzak continued, “After the Fund’s positive performance in the first three quarters of 2025, the Fund’s strong performance in the fourth quarter resulted in a return on equity of 12.5% for the full year. Based upon the quality of the Fund’s existing investment portfolio, combined with the Fund’s existing liquidity and expanded regulatory leverage capacity which became effective for the Fund at the end of January 2026, we remain excited about our future expectations for the Fund.”

Fourth Quarter 2025 Operating Results
The following table provides a summary of the Fund’s operating results for the fourth quarter of 2025:

	Three Months Ended December 31,
	2025	2024	Change ($)	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$28,860	$29,662	$(802)	(3)%
Dividend income	5,308	2,731	2,577	94%
Fee income	748	1,062	(314)	(30)%
Total investment income	$34,916	$33,455	$1,461	4%

Net investment income (5)	$13,122	$13,557	$(435)	(3)%
Net investment income per share (5)	$0.28	$0.34	$(0.06)	(18)%

Adjusted net investment income (1)	$15,885	$13,557	$2,328	17%
Adjusted net investment income per share (1)	$0.34	$0.34	$—	—%

Adjusted net investment income before taxes (2)	$17,162	$14,227	$2,935	21%
Adjusted net investment income before taxes per share (2)	$0.37	$0.35	$0.02	6%

Net increase in net assets resulting from operations	$30,035	$20,462	$9,573	47%
Net increase in net assets resulting from operations per share	$0.64	$0.51	$0.13	25%
The $1.5 million increase in total investment income in the fourth quarter of 2025 from the comparable period of the prior year was principally attributable to a $2.6 million increase in dividend income, primarily due to a
$2.5 million increase in dividend income from the Fund’s LMM portfolio companies. The increase was partially offset by (i) a $0.8 million decrease in interest income, principally attributable to a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate debt investments, and a larger negative impact from investments on non-accrual status, partially offset by higher average levels of income producing investment portfolio debt investments and (ii) a $0.3 million decrease in fee income, principally attributable to a decrease in fee income from the refinancing and prepayment of debt investments. The $1.5 million increase in total investment income in the fourth quarter of 2025 includes the impact of an increase of
$1.1 million in certain income considered less consistent or non-recurring, primarily related to increases of (i)
$1.2 million in such dividend income and (ii) $0.1 million in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, partially offset by a $0.3 million decrease in such fee income, in each case when compared to the same period in 2024.
Total expenses, net of waivers, increased by $1.3 million, or 6.7%, to $20.5 million in the fourth quarter of 2025 from $19.2 million for the same period in 2024. This increase was principally attributable to a $2.8 million capital gains incentive fee(3) accrued in the fourth quarter of 2025, partially offset by (i) a $1.2 million decrease in interest expense and (ii) a $0.4 million decrease in base management fees. The capital gains incentive fee(3) is primarily the result of the significant net fair value appreciation of the Fund’s investments recognized during the fourth quarter of 2025. The decrease in interest expense is primarily related to a decreased weighted-average interest rate on the Credit Facilities due to a decrease to the applicable spreads resulting from amendments of the Credit Facilities since the fourth quarter of 2024 and decreases in benchmark index rates.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, decreased to 1.8% on an annualized basis for the fourth quarter of 2025, from 2.1% for the fourth quarter of 2024, primarily as a result of the decreased base management fee percentage under the amended advisory agreement effective upon the MSC Income Listing in
January 2025.
NII related federal and state income and other tax expenses increased $0.6 million in the fourth quarter of 2025 from the comparable period of the prior year, primarily driven by an increase in taxable NII between the relevant periods.
The $0.4 million decrease in NII in the fourth quarter of 2025 from the comparable period of the prior year was principally attributable to increases in (i) total expenses, net of waivers, and (ii) NII related federal and state income and other tax expenses, partially offset by an increase in total investment income, each as discussed above. NII on a per share basis decreased by $0.06 per share for the fourth quarter of 2025 as compared to the fourth quarter of 2024, to $0.28 per share, reflecting the impact of the $0.06 per share capital gains incentive fee accrual in the fourth quarter of 2025.
The $2.3 million increase in ANII(1) in the fourth quarter of 2025 from the comparable period of the prior year was principally attributable to the same factors noted above for the change in NII, which include (i) an increase in total investment income, (ii) a decrease in interest expense and (iii) a decrease in base management fees, partially offset by an increase in NII related federal and state income and other tax expenses, each as discussed above, but excluding the impact of the capital gains incentive fee accrual in 2025. ANII(1) on a per share basis for the fourth quarter of 2025 was consistent with the fourth quarter of 2024 at $0.34 per share.
The per share changes in NII and ANII(1) in the fourth quarter of 2025 from the comparable period of the prior year include the impact of a 16.6% increase in the weighted-average shares outstanding, primarily due to new shares issued through the MSC Income Listing and the dividend reinvestment plan, partially offset by shares repurchased by the Fund. NII and ANII(1) on a per share basis in the fourth quarter of 2025 each include a net increase of $0.02 per share resulting from an increase in investment income considered less consistent or non-
recurring in nature compared to the fourth quarter of 2024, as discussed above.
The $30.0 million net increase in net assets resulting from operations in the fourth quarter of 2025 represents a
$9.6 million increase from the fourth quarter of 2024. This increase was primarily the result of a $16.0 million increase in the net fair value change of the Fund’s portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the increase resulting from a net fair value increase of $17.2 million in the fourth quarter of 2025 compared to a net fair value increase of $1.2 million in the comparable period of the prior year, partially offset by (i) a $6.0 million increase in net tax provision on the net fair value change of the portfolio investments resulting from a net tax provision of $0.3 million in the fourth quarter of 2025 compared to a net tax benefit of $5.7 million in the comparable period of the prior year and (ii) a $0.4 million decrease in NII as discussed above. The $17.2 million net fair value increase in the fourth quarter of 2025 was the result of a net realized gain of $16.6 million and net unrealized appreciation (including the reversal of net fair value appreciation recognized in prior periods due to the net realized gain in the quarter) of $0.5 million. The $1.2 million net fair value increase in the fourth quarter of
2024 was the result of net unrealized appreciation of $9.2 million, partially offset by a net realized loss of $8.0 million. The $16.6 million net realized gain from investments for the fourth quarter of 2025 was primarily the result of (i) $16.1 million of realized gains on the full exits of two private loan portfolio investments and (ii) a
$6.0 million realized gain on the full exit of a LMM portfolio investment, partially offset by (i) a $5.2 million realized loss on the restructure of a private loan portfolio investment and (ii) a $0.3 million realized loss on the full exit of a private loan portfolio investment.

The following table provides a summary of the total net unrealized appreciation of $0.5 million for the fourth quarter of 2025:

	Three Months Ended December 31, 2025
	Private Loan	LMM (a)	Middle Market	Other	Total
	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(11.0)	$(6.2)	$—	$—	$(17.2)
Net unrealized appreciation (depreciation) relating to portfolio investments	8.4	12.2	(3.1)	0.2	17.7
Total net unrealized appreciation (depreciation) relating to portfolio investments	$(2.6)	$6.0	$(3.1)	$0.2	$0.5
(a)Includes unrealized appreciation on 34 LMM portfolio investments and unrealized depreciation on 11 LMM portfolio investments.
Liquidity and Capital Resources
As of December 31, 2025, the Fund had aggregate liquidity of $112.0 million, including (i) $20.6 million in cash and cash equivalents and (ii) $91.4 million of aggregate unused capacity under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which the Fund maintains to support its investment and operating activities.
Several details regarding the Fund’s capital structure as of December 31, 2025 are as follows:
•The SPV Facility included $300.0 million in total commitments plus an accordion feature that allows the
Fund to request an increase in the total commitments under the facility to up to $450.0 million.
•$244.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 5.9% based on the applicable SOFR effective for the contractual reset date of January 1, 2026.
•The Corporate Facility included $245.0 million in total commitments from a diversified group of seven participating lenders, plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $300.0 million.
•$209.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 5.8% based on the applicable SOFR effective for the contractual reset date of January 1, 2026.
•$150.0 million of unsecured notes outstanding that bear interest at a rate of 4.04% per year (the “Series A
Notes”). The Series A Notes mature on October 30, 2026.
•The Fund maintains an investment grade rating from Kroll Bond Rating Agency, LLC of BBB- with a stable outlook. Kroll Bond Rating Agency, LLC reaffirmed its rating in October 2025.
•The Fund’s net asset value totaled $738.7 million, or $15.85 per share.
•The Fund’s debt-to-equity ratio was 0.82x as of December 31, 2025, below the Fund’s targeted leverage range.
•Effective on January 29, 2026, the Fund’s minimum regulatory asset coverage requirement decreased from
200% to 150%.

Investment Portfolio Information as of December 31, 2025(6)
The following table provides a summary of the investments in the Fund’s private loan portfolio and LMM portfolio as of December 31, 2025:

	December 31, 2025
	Private Loan	LMM (a)
	(dollars in millions)
Number of portfolio companies	81	55
Fair value	$809.0	$487.6
Cost	$821.7	$384.8
Debt investments as a % of portfolio (at cost)	92.1%	70.6%
Equity investments as a % of portfolio (at cost)	7.9%	29.4%
% of debt investments at cost secured by first priority lien	99.9%	99.9%
Weighted-average annual effective yield (b)	10.7%	12.4%
Average EBITDA (c)	$30.0	$11.7
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 8%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of December 31, 2025, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt instruments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of December 31, 2025.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a weighted-average for private loan portfolio companies and a simple average for LMM portfolio companies. These calculations exclude certain portfolio companies, including four private loan portfolio companies and three LMM portfolio companies, as EBITDA is not a meaningful valuation metric for the
Fund’s investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The Fund’s total investment portfolio at fair value consists of approximately 61% private loan, 36% LMM, 2%
middle market and 1% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 201% of the related cost basis of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA ratio of 2.5 to
1.0 and a median total EBITDA to senior interest expense ratio of 2.9 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were 2.7 to 1.0 and 2.8 to 1.0, respectively.(6)(7)
As of December 31, 2025, the Fund’s investment portfolio also included:
•Middle market portfolio investments in eight portfolio companies, collectively totaling $23.3 million in fair value and $39.8 million in cost basis, which comprised 1.7% and 3.2% of the Fund’s investment portfolio at fair value and cost, respectively; and
•Other portfolio investments in six entities, spread across four investment managers, collectively totaling
$15.5 million in fair value and $13.7 million in cost basis, which comprised 1.2% and 1.1% of the Fund’s investment portfolio at fair value and cost, respectively.

As of December 31, 2025, investments on non-accrual status comprised 1.0% of the total investment portfolio at fair value and 3.9% at cost, and the Fund’s total portfolio investments at fair value were 106% of the related cost basis.
Fourth Quarter and Full Year 2025 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Friday, February 27, 2026 at 11:00 a.m. Eastern time to discuss the fourth quarter and full year 2025 financial results.(8)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Fund’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Friday, March 6, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13758250#. An audio archive of the conference call will also be available on the investor relations section of the Fund’s website at https://www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and MSC Income’s Fourth Quarter
2025 Investor Presentation to be posted on the investor relations section of the MSC Income website at https://
www.mscincomefund.com.
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main
Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (“MSCA”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. MSCA serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.

FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by MSCA; competitive factors; and
such other factors described under the captions “Cautionary Statement Concerning Forward-Looking
Statements” and “Risk Factors” included in MSC Income’s filings with the SEC (www.sec.gov). MSC Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$1,234	$799	$5,483	$3,441
Affiliate investments	10,629	8,331	38,849	31,222
Non‑Control/Non‑Affiliate investments	23,053	24,325	94,821	100,165
Total investment income	34,916	33,455	139,153	134,828
EXPENSES:
Interest	(8,357)	(9,565)	(33,927)	(39,035)
Base management fee	(5,018)	(5,377)	(19,757)	(20,922)
Incentive fee on income	(3,370)	(3,131)	(12,145)	(12,494)
Incentive fee on capital gains	(2,763)	—	(2,763)	—
General and administrative	(827)	(992)	(4,337)	(4,416)
Internal administrative services expenses	(182)	(2,935)	(701)	(10,089)
Total expenses before expense waivers	(20,517)	(22,000)	(73,630)	(86,956)
Waiver of internal administrative services expenses	—	2,772	—	9,450
Total expenses, net of expense waivers	(20,517)	(19,228)	(73,630)	(77,506)
NET INVESTMENT INCOME BEFORE TAXES	14,399	14,227	65,523	57,322
Excise tax expense	(270)	(281)	(510)	(851)
Federal and state income and other tax expenses	(1,007)	(389)	(3,260)	(2,590)
NET INVESTMENT INCOME (5)	13,122	13,557	61,753	53,881
NET REALIZED GAIN (LOSS):
Control investments	—	90	5,305	147
Affiliate investments	8,639	(3,560)	6,320	(3,560)
Non‑Control/Non‑Affiliate investments	7,999	(4,556)	(21,128)	19,189
Total net realized gain (loss)	16,638	(8,026)	(9,503)	15,776
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(2,481)	202	(9,495)	4,833
Affiliate investments	5,088	6,625	17,548	7,791
Non‑Control/Non‑Affiliate investments	(2,065)	2,390	28,375	(28,063)
Total net unrealized appreciation (depreciation)	542	9,217	36,428	(15,439)
Income tax benefit (provision) on net realized gain (loss) and net unrealized appreciation (depreciation)	(267)	5,714	50	2,335
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$30,035	$20,462	$88,728	$56,553
NET INVESTMENT INCOME BEFORE TAXES PER SHARE—BASIC AND DILUTED	$0.31	$0.35	$1.41	$1.43
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED (5)	$0.28	$0.34	$1.33	$1.34
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$0.64	$0.51	$1.91	$1.41
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	46,923,388	40,232,637	46,497,019	40,174,311

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31, 2025	December 31, 2024

ASSETS
Investments at fair value:
Control investments	$58,372	$69,878
Affiliate investments	406,771	351,360
Non‑Control/Non‑Affiliate investments	870,244	756,269
Total investments	1,335,387	1,177,507
Cash and cash equivalents	20,635	28,375
Interest and dividend receivable	12,273	11,925
Deferred financing costs	3,190	1,985
Prepaids and other assets	9,546	4,254
Deferred tax asset, net	—	625
Total assets	$1,381,031	$1,224,671
LIABILITIES
Credit Facilities	$453,000	$415,688
Series A Notes due 2026 (par: $150,000 as of both December 31, 2025 and 2024)	149,751	149,453
Accounts payable and other liabilities	3,549	4,723
Interest payable	5,946	6,909
Dividend payable	16,772	14,487
Base management and incentive fees payable	8,388	8,508
Deferred tax liability, net	4,966	—
Total liabilities	642,372	599,768
NET ASSETS
Common stock	47	40
Additional paid‑in capital	782,007	689,580
Total overdistributed earnings	(43,395)	(64,717)
Total net assets	738,659	624,903
Total liabilities and net assets	$1,381,031	$1,224,671
NET ASSET VALUE PER SHARE	$15.85	$15.53

MSC INCOME FUND, INC.
Reconciliation of Adjusted Net Investment Income and Adjusted Net Investment Income Before Taxes
(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net investment income (5)	$13,122	$13,557	$61,753	$53,881
Incentive fee on capital gains (3)	2,763	—	2,763	—
Adjusted net investment income (1)	15,885	13,557	64,516	53,881
Excise tax expense	270	281	510	851
Federal and state income and other tax expenses	1,007	389	3,260	2,590
Adjusted net investment income before taxes (2)	$17,162	$14,227	$68,286	$57,322

Per share amounts:
Net investment income per share -
Basic and diluted (5)	$0.28	$0.34	$1.33	$1.34
Adjusted net investment income per share -
Basic and diluted (1)	$0.34	$0.34	$1.39	$1.34
Adjusted net investment income before taxes per share -
Basic and diluted (2)	$0.37	$0.35	$1.47	$1.43

MSC INCOME FUND, INC.
Endnotes
(1) ANII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of the capital gains incentive fee(3). MSC Income believes presenting ANII and the related per share amount is useful and appropriate supplemental disclosure for analyzing the Fund’s financial performance since the calculation of the capital gains incentive fee is based on realized gains and losses and unrealized fair value appreciation and depreciation, none of which are included in NII. However,
ANII is a non-U.S. GAAP measure and should not be considered as a replacement for NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such
U.S. GAAP measures in analyzing MSC Income’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to ANII is detailed in the financial tables included with this press release.
(2) ANII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of any tax expenses included in NII and the capital gains incentive fee(3). MSC Income believes presenting ANII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing the
Fund’s financial performance since (i) the calculation of the capital gains incentive fee is based on realized gains and losses and unrealized fair value appreciation and depreciation, none of which are included in NII, and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to
NII, and (b) deferred taxes, which are not payable in the current period. However, ANII before taxes is a
non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MSC Income’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to ANII before taxes is detailed in the financial tables included with this press release.
(3) Pursuant to the amended advisory agreement effective upon the MSC Income Listing, the incentive fee on capital gains is determined and payable to the Fund’s investment adviser (the “Adviser”) in arrears, if any, as of the end of each calendar year. This fee equals (a) 17.5% of the Fund’s incentive fee capital gain, which is calculated as the Fund’s (i) cumulative net realized gains (net of any related net income tax expense), minus (ii) cumulative unrealized depreciation (net of any related income tax benefit, and excluding any unrealized appreciation), minus (b) the aggregate amount of any previously paid capital gains incentive fee, in each case from the MSC Income Listing date through the applicable calendar year ended. In accordance with U.S. GAAP, at the end of each reporting period, the Fund estimates the capital gains incentive fee and accrues the fee based upon a hypothetical liquidation of its investment portfolio at the then current fair value. Therefore, the calculation of the accrual equals (a) the Fund’s cumulative change in net fair value, including both (i) the cumulative net realized gain/loss and (ii) the cumulative net unrealized appreciation/
depreciation (in both cases, net of any related cumulative net income tax expense or benefit), minus (b) the aggregate amount of any previously paid capital gains incentive fee, in each case from the MSC Income
Listing date through the applicable period ended. However, any capital gains incentive fee accrued related to the unrealized appreciation is neither earned nor payable to the Adviser until such time that it is realized, and assuming at the end of a calendar year such incentive fee capital gain exists excluding any cumulative unrealized appreciation (in each case, net of any related net income tax expense or benefits). For the fourth quarter of 2025, the Fund accrued a capital gains incentive fee of $2.8 million. For further discussion, see
Note J Related Party Transactions and Arrangements in the notes to the consolidated financial statements included in Item 8. Consolidated Financial Statements and Supplementary Data of the Fund's Annual
Report on Form 10-K filed with the SEC on February 27, 2026.
(4) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.

(5) NII for each period in 2024 and the first quarter of 2025 necessary to present the comparable amounts for the year ended December 31, 2025 have been revised to include the impact of excise tax and NII related federal and state income and other tax expenses previously included within the total income tax provision.
This correction was determined to be immaterial to any impacted prior periods and had no impact on net increases in net assets resulting from operations or the related per share amounts.
(6) Portfolio company financial information has not been independently verified by MSC Income.
(7) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.
(8) No information contained on the Fund’s website or disclosed on the February 27, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Fund’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.